                                  SCHEDULE 14A
                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:
/X/  Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material under Section 240.14a-12


                        FIRST COMMUNITY BANCSHARES, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to  which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                  NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

                  Annual Meeting of Stockholders April 24, 2001

                        FIRST COMMUNITY BANCSHARES, INC.
                               ONE COMMUNITY PLACE
                         BLUEFIELD, VIRGINIA 24605-0989

                                 NOTICE OF 2001
                         ANNUAL MEETING OF STOCKHOLDERS

To The Stockholders of First Community Bancshares, Inc.:

         The ANNUAL MEETING of Stockholders of First Community Bancshares, Inc. will be held at Fincastle Country Club, Double Gates, Bluefield, Virginia, at 2:30 p.m. local time on April 24, 2001, for the purpose of considering and voting upon the following items as more fully discussed herein.

         1. Election of three directors to serve as members of the Board of Directors, Class of 2004.

         2. Removal of James L. Harrison, Sr. as a director of the Corporation for cause.

         3. Ratification of the selection of Ernst & Young, Charleston, West Virginia, as independent auditors for the year ending December 31, 2001.

         4. Transacting such other business as may properly come before the meeting, or any adjournment thereof.

         Only stockholders of record at the close of business on March 9, 2001 are entitled to notice of and to vote at such meeting or at any adjournment thereof.


                                     By Order of the Board of Directors

                                     Robert L. Buzzo, Secretary


                                    IMPORTANT

         To ensure your shares are represented at the Annual Meeting, please complete, sign and return the enclosed proxy as promptly as possible whether or not you plan to attend the meeting. An addressed return envelope is enclosed for your convenience. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED.

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON TUESDAY, APRIL 24, 2001

         The Board of Directors of First Community Bancshares, Inc. (the "Corporation") solicits the enclosed proxy for use at the Annual Meeting of Stockholders of First Community Bancshares, Inc., which will be held on Tuesday, April 24, 2001 at 2:30 p.m. local time at Fincastle Country Club, Double Gates, Bluefield, Virginia, and at any adjournment thereof.

         The expenses of the solicitation of the proxies for the meeting, including the cost of preparing, assembling and mailing the notice, proxy statement and return envelopes, the handling and tabulation of proxies received, and charges of brokerage houses and other institutions, nominees or fiduciaries for forwarding such documents to beneficial owners, will be paid by the Corporation. In addition to the mailing of the proxy material, solicitation may be made in person, by telephone or by other means by officers, directors or regular employees of the Corporation.

         This Proxy Statement and the proxies solicited hereby are being first sent or delivered to stockholders of the Corporation on or about March 24, 2001.

VOTING

         Shares of Common Stock (par value $1 per share) represented by proxies in the accompanying form, which are properly executed and returned to the Corporation, will be voted at the Annual Meeting in accordance with the stockholder's instructions contained therein. In the absence of contrary instructions, shares represented by such proxies will be voted FOR the election of the nominees as described herein under "Election of Directors," FOR removal of James L. Harrison, Sr. as a Director and FOR ratification of the selection of Ernst & Young as independent public accountants for the year ended December 31, 2001. Any stockholder has the power to revoke his proxy at any time before it is voted.

         The Board of Directors has fixed March 9, 2001 as the record date for stockholders entitled to notice of and to vote at the Annual Meeting. Shares of Common Stock outstanding on the record date are entitled to be voted at the Annual Meeting and the holders of record will have one vote for each share so held in the matters to be voted upon by the stockholders. There are no cumulative voting rights.

         Directors are elected by a plurality of votes present in person or by proxy and entitled to vote, assuming a quorum is present. All other matters coming before the meeting will be determined by majority vote of those present in person or by proxy and entitled to vote. Abstentions and broker non-votes for shares represented at the meeting thus have no direct effect on the election of directors but have the effect of negative votes on other matters to be considered.

         As of the close of business on March 9, 2001, the outstanding shares of the Corporation consisted of 9,051,335 shares of Common Stock.

                            1. ELECTION OF DIRECTORS

         The Corporation's Board of Directors is comprised of eleven directors, including ten non-employee directors, divided into three classes with staggered terms. All directors are elected for three-year terms.

         The nominees for the Board of Directors to serve until the Annual Meeting of Stockholders in 2004 are set forth below. All nominees are currently serving on the Corporation's Board of Directors. In the event any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for the nominees listed below. All nominees named herein have consented to be named and to serve as directors if elected.

         YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES FOR DIRECTOR.

                                         Principal Occupation and                Director of            Class
                                        Employment Last Five Years;              Corporation              of
   Name                    Age           Principal Directorships                    Since              Directors
---------------------------------------------------------------------------------------------------------------------
Allen T. Hamner            59       Professor of Chemistry, West Virginia            1993                 2004
                                    Wesleyan College; Director, First
                                    Community Bank, N. A.


B. W. Harvey               69       President, Highlands Real Estate                 1989                 2004
                                    Management, Inc.; Director, First
                                    Community Bank, N. A.


John M. Mendez             46       President and Chief Executive Officer            1994                 2004
                                    of  the Corporation; Director,
                                    Executive Vice President and Secretary,
                                    First Community Bank, N. A.;
                                    Director & Chairman, United First Mortgage,
                                    Inc.; Past Vice President, Chief Financial
                                    Officer & Secretary of the Corporation; Past
                                    Senior Vice President- Finance & Chief
                                    Administrative Officer, First Community
                                    Bank, N.A.

CONTINUING DIRECTORS

         The following persons will continue to serve as members of the Board of Directors until the Annual Meeting of Stockholders in the year of the expiration of their designated terms (except in the case of Mr. Harrison in the event item 2 of this proxy statement receives the requisite greater than two-thirds vote). The name, age, principal occupation and certain biographical information for each continuing director are presented below:

                                          Principal Occupation and               Director of             Class
                                         Employment Last Five Years;             Corporation               of
     Name                  Age             Principal Directorships                  Since               Directors
----------------------------------------------------------------------------------------------------------------------
Sam Clark                  69       Agent, State Farm Insurance; Director,           1993                 2002
                                    First Community Bank, N. A.

James L. Harrison, Sr.     53       Practicing CPA; Past President &                 1989                 2003
                                    Chief Executive Officer of the Corporation;
                                    Past  President & Director, First Community
                                    Bank, N.A; Past Director & Chairman, United
                                    First Mortgage, Inc.  See Item 2 herein.

I. Norris Kantor           71       Of Counsel, Katz, Kantor & Perkins,              1989                 2003
                                    Attorneys-at-Law; Director, First
                                    Community Bank, N. A.


A. A. Modena               72       Retired Executive Vice President and             1989                 2003
                                    Secretary of the Corporation; Director,
                                    First Community Bank, N. A.

Robert E. Perkinson, Jr.   53       Past Vice President-Operations, MAPCO            1994                 2002
                                    Coal, Inc.; Permac, Inc.; Race Fork Coal
                                    Company; South Atlantic Coal, Inc.


William P. Stafford        67       President, Princeton Machinery Service,          1989                 2002
                                    Inc.; Chairman of the Board of the
                                    Corporation; Director, First Community
                                    Bank, N. A.

William P. Stafford, II    37       Attorney, Brewster, Morhous & Cameron;           1994                 2003
                                    Director, First Community Bank, N. A.


W. W. Tinder, Jr.          75       Chairman & Chief Executive Officer,              1989                 2002
                                    Tinder Enterprises, Inc.; President, Tinco
                                    Leasing Corporation (Real Estate Holdings);
                                    Director, First Community Bank, N. A.

COMPENSATION OF DIRECTORS

         During 2000, non-employee members of the Board of Directors received a director's fee of $500 per month. Directors of the Corporation may also be reimbursed for travel or other expenses incurred in attendance at Board or committee meetings. Directors who are employees of the Corporation receive no additional compensation for service on the Board or its committees.


MEETING ATTENDANCE

         The Board of Directors held twelve meetings during 2000. All directors and those nominees, who are currently directors, attended at least 75% of all meetings of the Board and any committee of which they were a member, except Mr. Harrison who attended 73% of such meetings.


BOARD COMMITTEES

         The Board of Directors of the Corporation has an Audit Committee consisting of Chairman Harvey and Messrs. Hamner and Stafford, all non-employee members of the Board. The Audit Committee of the Board of Directors, which held six meetings during 2000, reviews and acts on reports to the Board with respect to various auditing and accounting matters, the scope of the audit procedures and the results thereof, the internal accounting and control systems of the Corporation, the nature of service performed for the Corporation by and the fees to be paid to the independent auditors, the performance of the Corporation's independent and internal auditors and the accounting practices of the Corporation. The Audit Committee also recommends to the full Board of Directors the auditors to be appointed by the Board, subject to stockholders' ratification. The 2000 Report of the Audit Committee is presented on page 9 of this Proxy Statement.

         The Board of Directors has a Compensation Committee that was formed in May, 1999 consisting of non-employee Directors Hamner, Tinder, and William P. Stafford, II. The Compensation Committee reviews and considers the form and amount of compensation and contractual employment terms of the President and Chief Executive Officer of the Corporation. Recommendations of the Compensation Committee are made to the Board of Directors. The 2000 Report of the Compensation Committee is presented on page 8 of this Proxy Statement

         The Board of Directors of the Corporation has an Executive Committee consisting of seven members including the Chairman and Chief Executive Officer. The Executive Committee held seven meetings during 2000. The Executive Committee is empowered to act on behalf of the Board on most Corporate matters not involving business combinations.

         The Board does not maintain a Nominating Committee.


TRANSACTIONS WITH DIRECTORS AND OFFICERS

         Some of the directors and officers of the Corporation and members of their immediate families are at present, as in the past, customers of the Corporation's subsidiary bank, and have had and expect to have transactions with the bank. In addition, some of the directors and officers of the Corporation are, as in the past, also officers of or partners in entities that are customers of the bank and have had and expect to have transactions with the bank. Such transactions were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than normal risk of collectibility or present other unfavorable features.

         Two of the directors, Messrs. Harrison and Stafford, II, are members of professional firms which provide accounting, legal and /or other services on a fee basis to the Company. Mr. Harrison is a practicing CPA with Brown, Edwards & Company, a regional accounting firm. Brown, Edwards & Company performs limited scope audit services and provides accounting and advisory services to the Company. The Company paid $60,350 for these professional services in the year 2000.

         Mr. Stafford, II is a practicing attorney with Brewster, Morhous & Cameron, a Bluefield, WV law firm which provides general legal services to the Company. The Company paid $79,564 for these professional services in the year 2000.

REPORTS OF CHANGES IN BENEFICIAL OWNERSHIP

         Directors, executive officers and principal shareholders of the Corporation are required to file Initial Statements of Beneficial Ownership and Changes of Beneficial Ownership of holdings in the Corporation's stock. These filings on Form 3, Form 4 and Form 5 are to be filed with the Securities and Exchange Commission within various time frames following a change in status or changes in the level of beneficial ownership. During 2000, a filing pursuant to these requirements was inadvertently made on a late basis by Director Harrison.

PRINCIPAL STOCKHOLDERS

         The following sets forth information with respect to those persons who, to the knowledge of management, beneficially owned more than 5% of the Corporation's outstanding stock as of March 9, 2001. All shares are subject to the named entity's sole voting and investment power.


  Title of                                                           Shares Beneficially      Percent
    Class              Name and Address of Beneficial Owner                  Owned            of Class
-----------------------------------------------------------------------------------------------------------
Common           The H. P. & Anne S. Hunnicutt Foundation (1)             1,010,000            11.18 %

(1) William P. Stafford is deemed a beneficial owner of the same shares by virtue of his position as President of the Foundation.

OWNERSHIP OF COMMON STOCK BY DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth the beneficial ownership of the Common Stock of the Corporation as of March 9, 2001, by each director and nominee, each executive officer named in the Summary Compensation Table, and all directors and executive officers as a group including each executive officer named in this Proxy Statement.



                                                                                       Percent of Class
      Name of Group                                  Number of Shares                  Beneficially Owned
--------------------------------------------------------------------------------------------------------------
Robert L. Buzzo                                          10,015                                *
Sam Clark                                                52,194                                *
Allen T. Hamner                                           6,985                                *
James L. Harrison, Sr.                                   48,744                                *
B. W. Harvey                                             10,011                                *
I. Norris Kantor                                         22,060                                *
E. Stephen Lilly                                          4,022                                *
John M. Mendez                                           18,662                                *
A. A. Modena                                             26,778                                *
Robert E. Perkinson, Jr. (1)                             35,562                                *
Robert L. Schumacher                                      9,410                                *
William P. Stafford (2)                                 192,536                             2.13%
William P. Stafford, II                                 151,478                             1.68%
W. W. Tinder, Jr.                                        55,962                                *
All Directors and Executive Officers                    644,419                             7.19%
   as a Group (Fourteen Persons)
--------------------------------------------------------------------------------------------------------------

(1)  Mr. Perkinson serves as Co-trustee of the Trust Under Agreement for Robert
     E. Perkinson, Sr., and by virtue of voting power is deemed to share beneficial ownership of an additional 104,373 shares held by Trust, or 1.16% of the Corporation's outstanding stock.

(2) Mr. Stafford serves as President of The H. P. and Anne S. Hunnicutt Foundation, and by virtue of voting power is deemed to share beneficial ownership of an additional 1,010,000 shares held by the Foundation, or
     11.18 % of the Corporation's outstanding stock.

*    Less than one percent.

REPORT ON EXECUTIVE COMPENSATION

         The Board of Directors maintains a Compensation Committee (the "Committee") whose role is the establishment and management of employment terms and the form and levels of compensation paid to the President and Chief Executive Officer ("CEO"). The CEO manages compensation of other executive officers named in the Compensation Table.

         It is the responsibility of the Compensation Committee to develop proposed contractual terms of employment and establish a framework for a competitive compensation package for the CEO and other senior executives that adequately rewards performance and provides incentives for retention. In carrying out its responsibilities, the Compensation Committee considers: i) the need to retain competent and effective management personnel; ii) competitive terms and levels of compensation relative to other companies of comparable size and operation within the commercial banking industry; iii) past performance of the CEO as measured against predetermined goals and objectives; iv) comparative performance of the CEO as benchmarked against peer groups of comparable commercial banks; and v) the achievement of overall corporate goals.

         The Committee establishes current compensation based primarily on review of competitive salary practices by similarly sized banking organizations locally and nationally giving appropriate weight to regional differences in cost of living and contrasting relative performance of the Company and the designated peer group. In performing this analysis, the Committee utilized the Sheshunoff Executive Compensation Survey as well as compensation data from other specifically identified banking peers.

         In 2000, with a change in senior management, the Committee reviewed the employment contract of the President and Chief Executive Officer. Based on that review and upon the Committee's recommendation to the Board of Directors, a new employment contract ("contract") was adopted for the President and Chief Executive Officer. The new three-year contract contains similar terms of employment and provides for salary continuation for a period of 35 months in the event of termination within three years of a change in control of ownership. The contract also provides for salary continuation for a period of 30 months in the event of termination without cause, absent a change in control of ownership.

         The Committee recommended to the Board of Directors a two-tiered incentive compensation strategy for the President and Chief Executive Officer based upon the Company meeting specific financial benchmarks and an additional discretionary incentive based upon both the financial and non-financial performance of company.

         This report shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, unless First Community Bancshares, Inc. specifically incorporates this report by reference. It will not otherwise be filed under such Acts.

                                                Allen T. Hamner
                                                William P. Stafford, II
                                                W. W. Tinder, Jr.

REPORT OF THE AUDIT COMMITTEE

         The Audit Committee of the Board is responsible for providing independent, objective oversight of the Corporation's accounting functions and internal controls. The Audit Committee is composed of independent directors, and acts under a written charter adopted and approved by the Board of Directors. Each of the members of the Audit Committee is independent as defined by Corporation policy and by the listing standards of the National Association of Securities Dealers. A copy of the Audit Committee Charter is attached to this proxy statement as Appendix A.

         The responsibilities of the Audit Committee include recommending to the Board an accounting firm to be engaged as the Corporation's independent accountants. Additionally, and as appropriate, the Audit Committee reviews and evaluates, and discusses and consults with management, internal audit personnel and the independent accountants regarding, the following:

         o the plan for, and independent accountants' report on, each audit of the Corporation's financial statements

         o the Corporation's financial disclosure documents, including all financial statements and reports sent to shareholders

         o changes in the Corporation's accounting practices, principles, controls or methodologies, or in its financial statements

         o  significant developments in accounting rules

         o the adequacy of the Corporation's internal accounting controls, and accounting, financial and auditing personnel

         o the establishment and maintenance of an environment at the Corporation that promotes ethical behavior

         This year the Audit Committee revised its Audit Committee Charter, incorporating the new standards set forth in Securities Exchange Commission regulations and the listing standards of the National Association of Securities Dealers. After appropriate review and discussion, the Audit Committee determined that the Committee fulfilled its responsibilities under the Audit Committee Charter.

         The Audit Committee is responsible for recommending to the Board that the Corporation's financial statements be included in its annual report. The Committee took a number of steps in making this recommendation and held six meetings during fiscal year 2000. First, the Audit Committee discussed with its independent public accountants those matters the accountant communicated to and discussed with the Audit Committee under applicable auditing standards, including information regarding the scope and results of the audit. These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process. Second, the Audit Committee discussed the accountant's independence with that firm and received a letter from the accountant concerning independence as required under applicable independence standards for auditors of public companies. This discussion and disclosure informed the Audit Committee of the accountant's independence, and assisted the Audit Committee in evaluating such independence. Finally, the Audit Committee reviewed and discussed, with the Corporation management and the accounting firm, the Corporation's audited consolidated balance sheet at December 31, 2000 and consolidated statement of income, cash flows and stockholders' equity for the year then ended. Based on discussions with the accountants concerning the audit, the independence discussions, and the financial statement review, and such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board (and the Board approved) that these financial statements be included in the Corporation's 2000 Annual Report on Form 10-K filed with the Securities and Exchange Commission.

B.W. Harvey, Audit Committee Chair
William P. Stafford, Audit Committee Member
Allen T. Hamner, Audit Committee Member

EXECUTIVE COMPENSATION FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998

         The following summary compensation table sets forth information concerning compensation for services in all capacities awarded to, earned by, or paid to the Corporation's President and Chief Executive Officer and to other executive officers of the Corporation whose salary and bonus exceeded $100,000 during the years ended December 31, 2000, 1999 and 1998.


                           SUMMARY COMPENSATION TABLE

                                                                                                    Long-Term Compensation
                                                                                                  ----------------------------
                                                                                                    Awards           Payouts
                                                                                                  -----------     ------------
                                                                                                  Securities
                                                                                                  Underlying          LTIP
Name of Individual /                                                           Other Annual         Options          Payouts
Capacities Served                     Year          Salary         Bonus     Compensation (1)         #                $
-------------------------------------------------------------------------------------------------------------------------------
John M. Mendez                        2000         $185,460       $30,780        $10,512             11,660           $ --
President & Chief                     1999         $157,193       $    --        $ 6,156             11,660           $ --
Executive Officer                     1998         $154,970       $14,969        $ 8,062                 --           $ --
of the Corporation;
Executive Vice President &
Secretary, First Community
Bank, N. A.; Director & Chairman
of United First Mortgage, Inc.

Robert L. Buzzo                       2000         $110,080       $14,450        $ 7,715              6,253           $ --
Vice President and                    1999         $ 82,121       $    --        $ 7,416              6,253           $ --
Secretary of the                      1998         $ 81,977       $ 3,154        $21,499                 --           $ --
Corporation; President of
First Community Bank, N. A.;
Chief Executive Officer of the
Bluefield Division of First
Community Bank, N. A.

E. Stephen Lilly                      2000         $ 94,569       $21,035        $ 8,035              6,240           $ --
Chief Operating Officer               1999         $100,379       $    --        $ 4,819              6,240           $ --
of the Corporation                    1998         $ 87,217       $ 2,183        $ 5,862                 --           $ --

Robert L. Schumacher                  2000         $ 99,540       $ 7,943        $ 9,427              7,658           $ --
Senior Vice President,                1999         $ 97,469       $    --        $ 7,571              7,658           $ --
Finance of the Corporation            1998         $ 96,314       $14,293        $ 8,974                 --           $ --

James L. Harrison, Sr.                2000         $137,830       $12,246        $ 2,520                 --           $ --
Former President, Chief               1999         $219,651       $    --        $29,965                 --           $ --
Executive Officer & Director          1998         $199,619       $    --        $46,609                 --           $ --
of the Corporation, President &
Director of First Community
Bank, N. A.; Director of United
First Mortgage, Inc. (2)
--------------------------------------------------------------------------------------------------------------------------

(1) Other annual compensation includes non-qualified deferred compensation agreements, deferred bonuses and non-cash fringe benefits.

(2) Employment with the Corporation ceased on June 11, 2000; however, James L. Harrison, Sr. continues to serve as a director of First Community Bancshares, Inc. (See Item 2 herein.)

STOCK OPTIONS

         In 1999, the Company instituted a Stock Option Plan to encourage and facilitate investment in the common stock of the Company by key executives and to assist in the long-term retention of service by those executives. The Plan covers key executives as determined by the Company's Board of Directors from time to time. Options under the Plan were granted in the form of non-statutory stock options with the aggregate number of shares of common stock available for grant under the Plan set at 275,000 shares. Total options currently available under the Plan at December 31, 2000 represent the rights to acquire 191,932 shares with deemed grant dates of January 1st for each year 1999 through 2003 resulting in the deemed grant of 38,387 shares in each year of the five-year deemed grant period. All stock options granted pursuant to the Plan vest ratably on the first through the seventh anniversary dates of the deemed grant date. The option price of each stock option is equal to the fair market value of the Company's common stock on the date of each deemed grant during the five-year grant period. Vested stock options granted pursuant to the Plan are exercisable for a period of five years after the date of the grantee's retirement (provided retirement occurs at or after age 62), disability, or death. If employment is terminated other than by retirement at or after age 62, disability, or death, vested options must be exercised within 90 days after the effective date of termination. Any option not exercised within such period will be deemed cancelled.

         In the event of a change of control or upon dissolution of the corporation, the stock options granted under the Plan continue to vest and are exercisable in accordance with the terms of the original grant. Change of control provisions further provide that any optionee who is terminated without cause by the corporation, its successor or affiliate during the 12 months preceding, or at any time following a change of control, and any participant who remains employed by the corporation or any affiliate during the 90-day period following a change of control and thereafter resigns, shall continue to receive grants on the deemed grant dates and vest as if the optionee continued to be employed, and optionee, or his estate, shall be entitled to exercise such options within five years after death or attainment of age 62, whichever first occurs.


                   OPTIONS DEEMED GRANTED IN LAST FISCAL YEAR

                                                                     Individual Grants
                         ------------------------------------------------------------------------------------------------
                              Number of     % of Total                                                Present Value of
                             Securities       Options                                                 Grant at Date of
                             Underlying      Granted to          Exercise or                             Grant Using
                               Options      Employees in         Base Price       Expiration               Options
    Name                      Granted (#)    Fiscal Year         ($/Sh) (1)        Dates (2)           Pricing Model (3)
-------------------------------------------------------------------------------------------------------------------------
John M. Mendez                  11,660         30.37%               19.36           03/01/22                38,128
Robert L. Buzzo                  6,253         16.29%               19.36           04/01/17                20,449
E. Stephen Lilly                 6,240         16.26%               19.36           07/01/25                20,405
Robert L. Schumacher             7,658         19.95%               19.36           04/01/18                25,042
6 Optionees
  (including the 4
   listed above)                38,387        100.00%               19.36   From    01/01/14               125,525
                                                                            To      07/01/25
-------------------------------------------------------------------------------------------------------------------------


(1) Plan participants may use previously owned shares to pay for an option's exercise price. Additionally, plan participants may have the Company withhold their shares due upon exercise of an option to satisfy their required tax withholding obligations.

(2) Options expire 5 years after the executive's retirement date, death or disability. In the event of termination other than retirement, death or disability, options must be exercised within 90 days of effective date of termination. If not exercised within that period, options are deemed cancelled. For purposes of this table, retirement age is assumed to be age 62.

(3) The present value of grant at date of grant values options using the Black-Scholes model with the following assumptions: risk-free interest rate of 6.00%, dividend yield of 5.21%, and volatility of the expected market price of the Company's common stock of 26.1%.

OPTION EXERCISES IN LAST FISCAL YEAR

         The following table lists the number of shares underlying unexercised options as well as values for "in-the-money" options. Options are "in-the-money" if the 2000 year-end share price is higher than the exercise price. No options were exercised for the listed officers in 2000, and no shares were acquired on exercise.

                                     Underlying Unexercised                         In-the-Money Options
                                   Options at Fiscal Year End                         at Fiscal Year End
                             ---------------------------------------      -------------------------------------------
    Name                       Exercisable           Unexercisable            Exercisable           Unexercisable
----------------------------------------------------------------------------------------------------------------------
John M. Mendez                      --                  23,320                   $ --                    $ --

Robert L. Buzzo                     --                  12,506                   $ --                    $ --

E. Stephen Lilly                    --                  12,480                   $ --                    $ --

Robert L. Schumacher                --                  15,316                   $ --                    $ --


EXECUTIVE RETENTION PLAN

         In 1999, the Company established an Executive Retention Plan for key members of senior management, including the individuals named in the Summary Compensation Table. This Plan provides for a benefit at normal retirement (age
65) targeted at 15% of final compensation projected at an assumed 3% salary progression rate. Benefits under the Plan become payable at age 62. Actual benefits payable under the Retention Plan are dependent on an indexed retirement benefit formula that accrues benefits equal to the aggregate after-tax income of associated life insurance contracts less the Company's tax-effected cost of funds for that plan year. Benefits under the Plan are dependent on the performance of the insurance contracts and are not guaranteed by the Company.

         In connection with the Executive Retention Plan, the Company has also entered into Life Insurance Endorsement Method Split Dollar Agreements (the "Agreements") with the executives covered under the Retention Plan. Under the Agreements, the Company shares 80% of death benefits (after recovery of cash surrender value) with the designated beneficiaries of the executives under life insurance contracts referenced in the Retention Plan. The Company as owner of the policies retains a 20% interest in life proceeds and a 100% interest in the cash surrender value of the policies.

         The Retention Plan also contains provisions for change of control, as defined, which allow the executives to retain benefits under the Plan in the event of a termination of service, other than for cause, during the twelve months prior to a change in control or anytime thereafter, unless the executive voluntarily terminates his employment within 90 days following the change in control.

         Because the Retention Plan was designed to retain the future services of key executives, no benefits are payable under the Plan in the event of voluntary or involuntary termination prior to retirement age of 62.

COMPARATIVE PERFORMANCE OF THE COMPANY

         The following chart was compiled by SNL Securities, LC and compares cumulative total shareholder return on the Corporation's Common Stock for the five-year period ended December 31, 2000 with cumulative total shareholder return of: (1) The Standard & Poor's 500 market index ("S&P 500"); and 2) a group of five Peer Bank Holding Companies (First Community Bancshares' Peer Group) which was selected by management of the Corporation based upon relative asset size and geographic location; and 3) a group of 21 Peer Bank Holding Companies (Asset Size & Regional Peer Group) selected to replace the original peer group which has been diminished in number due to mergers and acquisitions. Three of the five Bank Holding Companies in First Community Bancshares' Peer Group are also included in the Asset Size & Regional Peer Group. Both peer groups are presented in this transition year. Subsequent years will present only the Asset Size and Regional Peer Group; the newly constituted, larger peer group.


                                                                    Period Ending
                                          ----------------------------------------------------------------
Index                                      12/31/95   12/31/96   12/31/97   12/31/98   12/31/99   12/31/00
----------------------------------------------------------------------------------------------------------
First Community Bancshares, Inc.             100.00     109.10     156.89     157.36     128.57     126.83
S&P 500                                      100.00     122.86     163.86     210.64     254.97     231.74
First Community Bancshares Peer Group*       100.00     131.97     189.72     182.04     156.10     150.41
Asset Size & Regional Peer Group**           100.00     120.13     185.37     175.98     142.48     132.56

*First Community Bancshares, Inc. Peer Group consists of five banks used in the 2000 fiscal year ending Total Return Analysis. The financial institutions which comprise the Peer Group are: WesBanco, Inc., City Holding Company, United Bankshares, Inc., One Valley Bancorp, Inc. (which, as of year end 2000, had been acquired by BB & T Corp.), and Pocahontas Bankshares Corp. (which had a name change and is now called First Century Bankshares, Inc.).

**Asset Size & Regional Peer Group, used by First Community Bancshares for comparison in the fiscal year ending December 31, 2000, consists of 21 institutions that have an asset size of $1 billion to $5 billion and are located in the southeast region.

The graph assumes an initial investment of $100 on December 31, 1995 in the Corporation's common stock and each of the comparative investments with dividends from each of the investments reinvested at year-end in additional shares of stock at the then current market value.

EMPLOYMENT CONTRACT

         Under the provisions of an employment contract with Mr. Mendez, in the event of a change in control of the Corporation, Mr. Mendez may elect to terminate services and be compensated at his annual salary for the balance of the term of the contract or for a period of thirty months, whichever is greater. In the event Mr. Mendez is dismissed for reasons other than cause, as defined, he will be compensated at his annual salary for the balance of the term of the three-year contract, or thirty months, whichever is greater.


EMPLOYEE STOCK OWNERSHIP PLAN

         The individuals listed in the Summary Compensation Table are covered under an Employee Stock Ownership and Savings Plan ("ESOP"). Contributions under the ESOP feature are made annually at the discretion of the Board of Directors. Allocations of those contributions to participants' accounts are made on the basis of relative W-2 compensation (up to $170,000). Allocations to the accounts of the individuals named in the Summary Compensation Table for the 2000 year were: Buzzo -- $13,225; Lilly --$12,364; Mendez -- $17,000; Schumacher --
$11,958.


SAVINGS PLAN

         The Plan also provides a 401(k) Savings feature and matches employee contributions at the rate of 25% up to 6% of compensation. Matching contributions for 2000 for the covered persons listed in the Summary Compensation Table were as follows: Buzzo -- $1,340; Lilly -- $1,261; Mendez -- $2,323; and Schumacher -- $1,214.


WRAP PLAN

         The Corporation maintains a non-qualified Supplemental 401(k) Plan ("Plan") for the purpose of providing deferred compensation which cannot be accumulated under the Basic Plan provisions above because of deferral and covered compensation limitations on tax-qualified pension plan benefits. The Company makes a non-qualified matching credit on employee contributions at the rate of 25% up to 6% of compensation under the 401(k) feature of the basic plan and also makes contributions in lieu of basic plan ESOP contributions for compensation in excess of the $170,000 compensation limit. Contributions under this Plan in 2000 for the covered persons listed in the Summary Compensation Table were as follows: Buzzo -- $641; Lilly -- $604; Mendez -- $1,262; and Schumacher -- $581.

                             2. REMOVAL OF DIRECTOR

         In June of 2000, James L. Harrison, Sr. was terminated as President and Chief Executive Officer of the Corporation, President and Director of First Community Bank, N.A., a subsidiary of the Corporation, and Director of United First Mortgage, Inc., a subsidiary of the bank. Termination from these positions followed an employee complaint and an investigation which established to the satisfaction of the Board of Directors of the Corporation that serious violations of personnel policies of the Corporation and the bank had occurred.

         Corporate law generally requires a vote of the stockholders to remove a director, and the Articles of Incorporation of the Corporation further provide that a director of the Corporation can only be removed for cause relating to the performance of his duties as a director. The removal of Mr. Harrison as director of the bank and the mortgage company was possible because the Corporation is the sole shareholder of the bank, and the bank is the sole shareholder of the mortgage company. However, the Corporation's board of directors does not have the authority under applicable law to remove Mr. Harrison as a director of the Corporation, even if such cause exists.

         The chairman of the Corporation's board of directors requested Mr. Harrison's resignation from the Corporation's board, but he declined to honor this request. Accordingly, the Executive Committee of the Board of Directors is asking the stockholders to accomplish this result at a meeting of the Corporation duly called for such purpose. The Committee has unanimously concluded, after consultation with counsel and extensive discussion, that the conduct which led to Mr. Harrison's dismissal reflects on his performance as a director and constitutes due cause for removal, and that it is inappropriate for a former employee terminated under these circumstances to continue service in such a critical position as director of the Corporation.

         Because applicable law requires that removal be accomplished by the affirmative vote of the holders of more than two-thirds of the outstanding common stock of the Corporation, your vote is especially important. If you do not return your proxy, this has the effect of a vote against removal.

         THE BOARD OF DIRECTORS OF THE CORPORATION UNANIMOUSLY (WITH THE EXCEPTION OF MR. HARRISON) SUPPORTS THIS REQUEST, AND ASKS THAT YOU VOTE IN FAVOR OF REMOVAL.


                  3. RATIFICATION OF THE SELECTION OF AUDITORS

         Pursuant to the Bylaws of the Corporation, stockholders will be asked to ratify the selection of Ernst & Young, Charleston, West Virginia, as independent auditors of the Corporation and its subsidiaries for the fiscal year ended December 31, 2001. Ernst & Young served as independent auditors for the Corporation for the fiscal year ended December 31, 2000. The firm Deloitte & Touche previously served as independent auditors and examined the financial statements of the Corporation and its subsidiaries from 1985 through 1999. The Audit Committee of the Board of Directors recommended to the Board of Directors a change in the independent auditors for 2000 based upon proposals received in January 2000. Ernst & Young was selected as a qualified national firm based upon its qualifications, proposed staffing, estimated fees and its proximity to the Company's operations from its Charleston, West Virginia office. Ernst & Young has no relationship with the Corporation or its subsidiaries except in its capacity as proposed Independent Auditor. In connection with its audit of the Corporation's financial statements for the year ended December 31, 2001, Ernst & Young will review the Corporation's annual reports to stockholders and its filings with the Securities and Exchange Commission and will conduct reviews of quarterly reports to stockholders. Fees for the last annual report were $85,000 and all other fees were $69,500, including audit related services of $34,500, and non-audit services of $35,000. Audit related services generally include fees for statutory audits, business acquisitions, accounting consultations, and SEC registration statements.

         The Audit Committee of the Board of Directors has recommended to the Board of Directors that Ernst & Young be appointed as independent auditors for the year ended December 31, 2001. The Board of Directors has made that appointment and recommends that the stockholders ratify the selection of Ernst & Young as independent auditors for the ensuing year.

         A representative of Ernst & Young is expected to be present at the meeting. Inquiries or questions of Ernst & Young may be directed to Mr. Paul Arbogast, Managing Partner, Ernst & Young, 900 United Center, Charleston, West Virginia 25301, (304) 343-8971.


                                  OTHER MATTERS

         All properly executed proxies received by the Corporation will be voted at the meeting in accordance with the specifications contained thereon. The Board of Directors knows of no other matter that may properly come before the meeting for action. However, if any other matter does properly come before the meeting, the persons named in the proxy materials enclosed will vote in accordance with their judgment upon such matter.

                             STOCKHOLDERS' PROPOSALS

         If any stockholder intends to present a proposal at the 2002 Annual Meeting, such proposals must be received by the Corporation at its principal executive offices on or before November 16, 2001. Otherwise, such proposal will not be considered for inclusion in the Corporation's Proxy Statement for such meeting.

         You are urged to properly complete, execute and return the enclosed form of proxy.

                                        By Order of the Board of Directors

                                        Robert L. Buzzo, Secretary to the Board
                                        March 24, 2001

APPENDIX  A.

                        FIRST COMMUNITY BANCSHARES, INC.

                             AUDIT COMMITTEE CHARTER

ORGANIZATION

This charter governs the operations of the Audit Committee. The Committee shall review and reassess the charter at least annually and obtain the approval of the Board of Directors. The Committee shall be appointed by the Board of Directors and shall consist of at least three directors, each of whom are independent of management and the Company. Members of the Committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All Committee members shall be generally knowledgeable in financial and auditing matters, including at least one member with accounting or related financial management expertise. The Chairman of the Board of Directors of the Corporation will be a permanent member of the Audit Committee. Other Directors' terms shall be staggered with one and two year terms. The Committee shall annually elect a Chairman from among the members.


STATEMENT OF POLICY

The Audit Committee shall provide assistance to the Board of Directors in fulfilling their oversight responsibility to the stockholders, potential stockholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the Board. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditors, the internal auditors and management of the Company. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel or other experts for this purpose. Members of the Audit Committee are to be present at all meetings either in person, proxy or other technological means, unless extenuating circumstances prevail. As necessary or desirable, the Chairman may request that members of management, the Director of Auditing, and representatives of the independent auditors be present at the Audit Committee meetings.


RESPONSIBILITIES AND PROCESSES

The primary responsibility of the Audit Committee is to safeguard the Company's assets and to oversee the financial integrity of the Company's accounting, auditing and reporting practices and such other duties as directed by the Board. The Committee is to report significant developments or issues to the Board of Directors. The Committee will report on its review of quarterly financial statements included in the filing of the Company's Quarterly Report on Form 10-Q and report on its review of the annual financial statements included in the filing of the Company's Annual Report on Form 10-K. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business practices, and ethical behavior.

The following shall be the principal recurring processes of the Audit Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

         o The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Audit Committee, as representatives of the Company's stockholders. The Committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the Committee shall evaluate the work of the independent auditors and recommend to the Board the selection of the Company's independent auditors for the ensuing year, subject to stockholders' approval.

         o The Committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the Committee shall discuss with management, the internal auditors, and the independent auditors, the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and the legal and ethical compliance programs. Further, the Committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations.

         o The Committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The Chairman of the Committee may represent the entire Committee for the purposes of this review.

         o The Committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to stockholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and all other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards, including the written disclosures and letter required by the Independence Standard Board Standard No. 1.

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
   FIRST COMMUNITY BANCSHARES, INC. ONE COMMUNITY PLACE, BLUEFIELD, VA 24605
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints James L. Miller and Barbara J. Buchanan, or either of them, attorney and proxy with full power of substitution, to represent the undersigned at the Annual Meeting of the Stockholders of First Community Bancshares, Inc. (the "Corporation") to be held on Tuesday, April 24, 2001, at the Fincastle Country Club, Double Gates, Bluefield, Virginia, at 2:30 P.M., local time, and any adjournments thereof, with all power then possessed by the undersigned, and to vote, at that meeting or any adjournment thereof, all shares which the undersigned would be entitled to vote if personally present.

1. FOR [ ]  the election of 3 directors - Class of 2004       WITHHOLD AUTHORITY [ ]
             B. W. Harvey        John M. Mendez               You may withhold authority to vote for any
             Allen T. Hamner                                  nominee by lining through or otherwise
                                                              striking out his name.

2. To remove James L. Harrison, Sr. as a director of the Corporation for cause.

   FOR [ ]       AGAINST [ ]       ABSTAIN [ ]

3. To ratify the selection of the firm of Ernst & Young, Charleston, West
   Virginia, as independent auditors for the year ending December 31, 2001.

   FOR [ ]       AGAINST [ ]       ABSTAIN [ ]

4. To vote upon such other business as may properly come before this meeting.


                            CONTINUED ON THE REVERSE

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED, IF AUTHORITY IS NOT WITHHELD OR IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3 ABOVE.

DATED: ________________________, 2001       ____________________________________
                                                   SIGNATURE OF STOCKHOLDER

                                            ------------------------------------
                                                   SIGNATURE OF STOCKHOLDER

                                            [ ] Please check if you plan to
                                                attend the Stockholders' Meeting
                                                on April 24, 2001

                                            Please sign your name(s) exactly as
                                            shown imprinted hereon. If more than
                                            one name appears as part of
                                            registration name, all names must
                                            sign. If acting in executor, trustee
                                            or other fiduciary capacity, please
                                            sign as such.